EXHIBIT 24
POWER OF ATTORNEY
     We, the undersigned directors of Viad Corp, hereby severally constitute and appoint Scott E. Sayre, Vice President-General Counsel and Secretary, and Ellen M. Ingersoll, Chief Financial Officer, of Viad Corp, and each or either one of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 of Viad Corp with respect to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of common stock of Viad Corp issuable in connection with the 2007 Viad Corp Omnibus Incentive Plan, any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462 under the Securities Act), and generally to do all such things in our names and on our behalf in our capacities as directors to enable Viad Corp to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.
     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 23rd day of August, 2007, by the following persons:

/s/ Wayne G. Allcott	/s/ Jess Hay

Wayne G. Allcott	Jess Hay
Director of Viad Corp	Director of Viad Corp

/s/ Daniel Boggan Jr.	/s/ Judith K. Hofer

Daniel Boggan Jr.	Judith K. Hofer
Director of Viad Corp	Director of Viad Corp

/s/ Robert H. Bohannon	/s/ Robert E. Munzenrider

Robert H. Bohannon	Robert E. Munzenrider
Director of Viad Corp	Director of Viad Corp

/s/ Isabella Cunningham	/s/ Albert M. Teplin

Isabella Cunningham	Albert M. Teplin
Director of Viad Corp	Director of Viad Corp

/s/ Paul B. Dykstra

Paul B. Dykstra
Director of Viad Corp